Exhibit 10.17

AGREEMENT TO ASSIGN FOUNDER SHARES

February 2, 2018

Global Partner Acquisition Corp.

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Attention: Paul J. Zepf

E-mail: pzepf@globalpartnerac.com

Ladies and Gentlemen:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Global Partner Sponsor I LLC (“Sponsor”) and Global Partner Acquisition Corp. (the “Company”) hereby agree with the entities identified on Schedule A hereto (the “Assignees”) as follows:

1.	Subject to and effective with no further action by any party on the closing (the “Closing”) of the business combination pursuant to the Agreement and Plan of Merger dated as of November 2, 2017 by and among the Company, Purple Innovation, LLC and the other parties named therein (as amended, the “Merger Agreement”), and pursuant to that certain Subscription Agreement, dated as of February 1, 2018, by and among the Company, Sponsor and the Assignees, the Sponsor hereby transfers and assigns to the Assignees all of its right, title and interest in and to the number of Founder Shares (as such term is used in the final prospectus of the Company, filed with the Securities and Exchange Commission on July 29, 2015) set forth opposite the names of the Assignees on Schedule A.

2.	Sponsor represents and warrants to each of the Assignees that the Founder Shares that are being assigned pursuant to this letter agreement (this “Agreement”) have been duly issued, and are fully paid and non-assessable, and are free and clear of any liens, claims or encumbrances of any nature whatsoever, provided that the Founder Shares shall be subject to certain restrictions on transfer as provided in the Subscription Agreement and the agreements referred to therein.

3.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived to any particular provision, except by a written instrument executed by all parties hereto.

4.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

5.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing. Notices to the Company or the Sponsor shall be sent to the address of the Company above. Notices to the Assignees shall be sent to Coliseum Capital Management, LLC, 105 Rowayton Avenue, Rowayton, CT 06853.

6.	This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have not obligations under this Agreement.

[Signature page follows]

Please indicate your agreement to the foregoing by signing in the space provided below.

GLOBAL PARTNER SPONSOR I LLC

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Managing Member

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
Name:	Paul Zepf
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
As Transfer Agent

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

ACCEPTED AND AGREED:

ColISEUM CAPITAL partners, l.p.

by: coliseum capital, llc, its general partner

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Manager

BLACKWELL PARTNERS LLC – SERIES A

by: coliseum capital management, llc, attorney-in-fact

By:	/s/ Adam Gray
Name:	Adam Gray
Title:	Managing Partner

Schedule A

Name of Assignee:	Number of Founder Shares Assigned:

Subscription Agreement
Coliseum Capital Partners, L.P.	937,635
Blackwell Partners LLC – Series A	356,115
Total	1,293,750